Exhibit 99.1

Equinix Reports Third Quarter 2012 Results

  Reported revenues from continuing operations of $488.7 million, a 7% increase over the previous quarter and a 20% increase over the same quarter last year
  Announced full year 2012 revenue guidance of $1,890.0 million to $1,895.0 million and 2012 adjusted EBITDA guidance to $880.0 to $885.0 million
  Announced initial guidance for 2013 including annual revenues to be greater than $2,200.0 million, adjusted EBITDA to be greater than $1,010.0 million and total capital expenditures to be in the range of $550.0 to $650.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--November 1, 2012--Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly results for the quarter ended September 30, 2012. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

This quarter includes the quarterly results of ancotel GmbH, a data center provider headquartered in Frankfurt, Germany, and Asia Tone Limited, a data center provider formerly headquartered in Hong Kong, both of which were acquired by the Company in July 2012. In addition, due to the Company’s decision to sell 16 International Business Exchange data centers located throughout the United States to an investment group consisting of 365 Main, Crosslink Capital and Housatonic Partners in a transaction valued at approximately $75 million, the financial results derived from these 16 data centers are now excluded from Equinix’s continuing operations and are now reported as discontinued operations. As a result, Equinix has retroactively adjusted its financial results for all applicable prior periods beginning April 30, 2010, the date the Company acquired these assets, to reflect them as discontinued operations as required under accounting principles generally accepted in the United States of America. The financial results from these 16 data centers are presented on the last page of the attached financial statements associated with this earnings release.

Revenues from continuing operations were $488.7 million for the third quarter, a 7% increase over the previous quarter and a 20% increase over the same quarter last year. This result included $16.1 million in revenues from the Company’s Asia Tone and ancotel acquisitions for the quarter and excluded $8.8 million of revenues from discontinued operations. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $462.8 million for the third quarter, a 7% increase over the previous quarter and a 19% increase over the same quarter last year. Non-recurring revenues were $25.9 million in the quarter.

“We delivered solid financial results in the third quarter, driven by continued demand for our services across all three regions,” said Steve Smith, president and CEO of Equinix. “We are executing with discipline and remain focused on profitable growth. We believe the value of our global interconnection platform and further development of our business ecosystems will underpin our competitive position in support of our long-term opportunity.”

Cost of revenues were $251.5 million for the third quarter, a 12% increase over the previous quarter and a 14% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $93.5 million, which we refer to as cash cost of revenues, were $158.0 million for the third quarter, an 11% increase from the previous quarter and a 13% increase over the same quarter last year. Gross margins for the quarter were 49%, down from 51% for the previous quarter and up from 46% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 68%, down from 69% for the previous quarter and up from 66% for the same quarter last year.

Selling, general and administrative expenses were $136.8 million for the third quarter, a 7% increase over the previous quarter and a 26% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $34.4 million, which we refer to as cash selling, general and administrative expenses, were $102.4 million for the third quarter, a 5% increase over the previous quarter and a 26% increase over the same quarter last year.

Interest expense was $50.2 million for the third quarter, a 7% increase from the previous quarter and a 2% decrease over the same quarter last year. The Company recorded income tax expense of $13.5 million for the third quarter and income tax expense of $5.1 million in the same quarter last year.

Net income attributable to Equinix for the third quarter was $28.8 million. This represents a basic net income per share attributable to Equinix of $0.60 and a diluted net income per share attributable to Equinix of $0.58 based on a weighted average share count of 48.4 million and 52.7 million, respectively, for the third quarter of 2012.

Income from continuing operations was $95.9 million for the third quarter, a 6% decrease from the previous quarter and a 24% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from continuing operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs, for the third quarter was $228.3 million, a 5% increase over the previous quarter and a 22% increase over the same quarter last year. This result included $6.7 million in adjusted EBITDA from the Company’s Asia Tone and ancotel acquisitions for the quarter and excluded $4.3 million in adjusted EBITDA from discontinued operations.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $212.1 million, of which $174.5 million was attributed to expansion capital expenditures and $37.6 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $102.2 million for the third quarter as compared to $194.8 million in the previous quarter and $141.9 million for the same quarter last year. Cash used in investing activities was $596.9 million in the third quarter as compared to cash provided by investing activities of $93.9 million in the previous quarter and cash used in investing activities of $808.7 million for the same quarter last year, primarily attributed to cash consideration paid for the acquisitions of Asia Tone and ancotel. Cash provided by financing activities was $73.7 million for the third quarter, primarily attributed to the net proceeds from drawdowns of loans payable during the quarter.

As of September 30, 2012, the Company’s cash, cash equivalents and investments were $519.8 million, as compared to $823.0 million as of June 30, 2012.

Business Outlook

For the full year of 2012, total revenues are expected to be in the range of $1,890.0 to $1,895.0 million, and reflect a decrease of approximately $36.0 million in annual revenues from the Company’s decision to sell 16 of its International Business Exchange data centers and approximately $10.0 million in favorable currency rates, when compared to our prior foreign currency exchange rates. Total year cash gross margins are expected to range between 68.0% and 69.0%. Cash selling, general and administrative expenses are expected to range between $410.0 and $415.0 million. Adjusted EBITDA for the year is expected to range between $880.0 and $885.0 million, and reflect a decrease of approximately $18.0 million in adjusted EBITDA due to the assets that are now held for sale and reported as discontinued operations and absorbs an approximate $4.5 million foreign currency benefit, when compared to our prior foreign currency exchange guidance rates. Capital expenditures for 2012 are expected to be in the range of $770.0 to $790.0 million, comprised of approximately $145.0 million of ongoing capital expenditures and $625.0 to $645.0 million for expansion capital expenditures.

For the full year of 2013, total revenues are expected to be greater than $2,200.0 million. Adjusted EBITDA for the year is expected to be greater than $1,010.0 million, including approximately $20.0 million in REIT-related costs. Capital expenditures for 2013 are expected to be in the range of $550.0 to $650.0 million, including approximately $165.0 million of ongoing capital expenditures.

Company Metrics and Q3 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Thursday, November 1, 2012, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Equinix investors website located at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call as well as the Company’s Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Thursday, November 1, 2012, at 7:30 p.m. (ET) through December 1, 2012, by dialing 203-369-3804 (domestic and international) and reference the passcode (2012). In addition, the webcast will be available on the Investor Relations section of the Company’s website over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 30 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Recurring revenues	$462,829	$433,786	$388,214	$1,317,505	$1,090,649
Non-recurring revenues	25,901	23,463	19,994	71,719	57,019
Revenues	488,730	457,249	408,208	1,389,224	1,147,668

Cost of revenues	251,487	225,289	219,724	693,874	612,580
Gross profit	237,243	231,960	188,484	695,350	535,088

Operating expenses:
Sales and marketing	53,211	47,603	42,884	147,224	113,211
General and administrative	83,621	80,595	65,873	242,532	193,986
Restructuring charges	-	-	1,587	-	2,186
Acquisition costs	4,542	1,666	699	6,883	2,729
Total operating expenses	141,374	129,864	111,043	396,639	312,112

Income from continuing operations	95,869	102,096	77,441	298,711	222,976

Interest and other income (expense):
Interest income	1,054	963	679	2,708	1,526
Interest expense	(50,207)	(46,787)	(51,114)	(149,812)	(126,152)
Other income (expense)	507	(1,844)	(1,694)	(1,491)	1,438
Loss on debt extinguishment	(5,204)	-	-	(5,204)
Total interest and other, net	(53,850)	(47,668)	(52,129)	(153,799)	(123,188)

Income from continuing operations before income taxes	42,019	54,428	25,312	144,912	99,788

Income tax expense	(13,498)	(17,138)	(5,137)	(44,489)	(24,090)

Net income from continuing operations	28,521	37,290	20,175	100,423	75,698

Net income from discontinued operations	679	350	464	1,228	819

Net income	29,200	37,640	20,639	101,651	76,517

Net income attributable to redeemable non-controlling interests	(362)	(1,193)	(320)	(1,843)	(323)

Net income attributable to Equinix	$28,838	$36,447	$20,319	$99,808	$76,194

Net income per share attributable to Equinix:

Basic net income per share from continuing operations	$0.58	$0.75	$0.20	$2.06	$1.38
Basic net income per share from discontinued operations	0.02	0.01	0.01	0.03	0.02
Basic net income per share (1)	$0.60	$0.76	$0.21	$2.09	$1.40

Diluted net income per share from continuing operations	$0.57	$0.72	$0.19	$2.01	$1.36
Diluted net income per share from discontinued operations	0.01	0.01	0.01	0.02	0.01
Diluted net income per share (2)	$0.58	$0.73	$0.20	$2.03	$1.37

Shares used in computing basic net income per share	48,361	48,016	47,202	47,779	46,861

Shares used in computing diluted net income per share	52,655	52,351	47,943	51,724	47,694

(1)	The net income used in the computation of basic net income per share attributable to Equinix is presented below:

Net income from continuing operations	$28,521	$37,290	$20,175	$100,423	$75,698
Net income attributable to non-controlling interests	(362)	(1,193)	(320)	(1,843)	(323)
Adjustments attributable to redemption value of non-controlling interests	-	-	(10,639)	-	(10,639)
Net income from continuing operations attributable to Equinix, basic	28,159	36,097	9,216	98,580	64,736
Net income from discontinued operations	679	350	464	1,228	819
Net income attributable to Equinix, basic	$28,838	$36,447	$9,680	$99,808	$65,555

(2)	The net income used in the computation of diluted net income per share attributable to Equinix is presented below:

Net income from continuing operations attributable to Equinix, basic	$28,159	$36,097	$9,216	$98,580	$64,736
Interest on convertible debt	1,696	1,678	-	5,073	-
Net income from continuing operations attributable to Equinix, diluted	29,855	37,775	9,216	103,653	64,736
Net income from discontinued operations	679	350	464	1,228	819
Net income attributable to Equinix, diluted	$30,534	$38,125	$9,680	$104,881	$65,555

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Net income	$29,200	$37,640	$20,639	$101,651	$76,517

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	41,782	(49,207)	(88,659)	26,887	(17,227)
Unrealized gain (loss) on available for sale securities	113	(177)	(241)	14	(267)
Other comprehensive income (loss), net of tax:	41,895	(49,384)	(88,900)	26,901	(17,494)

Comprehensive income (loss), net of tax	71,095	(11,744)	(68,261)	128,552	59,023

Net income attributable to redeemable non-controlling interests	(362)	(1,193)	(320)	(1,843)	(323)
Other comprehensive income attributable to redeemable non-controlling interests	240	3,974	10,163	3,155	9,096

Comprehensive income (loss) attributable to Equinix, net of tax	$70,973	$(8,963)	$(58,418)	$129,864	$67,796

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2012	2011

Cash and cash equivalents	$239,687	$278,823
Short-term investments	164,787	635,721
Accounts receivable, net	181,973	139,057
Assets held-for-sale	68,991	-
Other current assets	69,748	182,156
Total current assets	725,186	1,235,757
Long-term investments	115,362	161,801
Property, plant and equipment, net	3,791,063	3,225,912
Goodwill	1,043,284	866,495
Intangible assets, net	200,648	148,635
Other assets	115,427	146,724
Total assets	$5,990,970	$5,785,324

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$244,712	$229,043
Accrued property and equipment	141,025	93,224
Current portion of capital lease and other financing obligations	14,853	11,542
Current portion of loans payable	49,332	87,440
Current portion of convertible debt	-	246,315
Liabilities held-for-sale	22,745	-
Current portion of deferred tax liabilities	70,304	394
Other current liabilities	69,488	57,296
Total current liabilities	612,459	725,254
Capital lease and other financing obligations, less current portion	487,868	390,269
Loans payable, less current portion	199,349	168,795
Senior notes	1,500,000	1,500,000
Convertible debt	705,127	694,769
Other liabilities	174,327	286,424
Total liabilities	3,679,130	3,765,511

Redeemable non-controlling interests	78,191	67,601

Common stock	49	48
Additional paid-in capital	2,539,235	2,437,623
Treasury stock	(36,706)	(86,666)
Accumulated other comprehensive loss	(113,642)	(143,698)
Accumulated deficit	(155,287)	(255,095)
Total stockholders' equity	2,233,649	1,952,212

Total liabilities, redeemable non-controlling interests and stockholders' equity	$5,990,970	$5,785,324

Ending headcount by geographic region is as follows:

Americas headcount	1,841	1,763
EMEA headcount	789	570
Asia-Pacific headcount	506	376
Total headcount	3,136	2,709

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2012	2011

Capital lease and other financing obligations	$502,721	$401,811

U.S. term loan	190,000	-
ALOG financing	49,349	-
Paris 4 IBX financing	6,132	52,104
ALOG loans payable	-	10,288
Asia Tone loans payable	3,200	-
Asia-Pacific financing	-	193,843
Total loans payable	248,681	256,235

Senior notes	1,500,000	1,500,000

Convertible debt, net of debt discount	705,127	941,084
Plus debt discount	64,589	78,652
Total convertible debt principal	769,716	1,019,736

Total debt outstanding	$3,021,118	$3,177,782

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$29,200	$37,640	$20,639	$101,651	$76,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	107,623	96,944	92,019	298,489	257,970
Stock-based compensation	22,582	20,549	19,207	62,234	53,060
Debt issuance costs and debt discount	5,048	4,902	8,207	18,057	23,816
Loss on debt extinguishment and interest rate swaps	5,204	-	-	5,204	-
Restructuring charges	-	-	1,587	-	2,186
Excess tax benefits from employee equity awards	(53,174)	-	-	(53,174)	-
Other reconciling items	2,205	984	711	6,046	5,348
Changes in operating assets and liabilities:
Accounts receivable	(12,359)	(14,864)	(9,989)	(46,900)	(26,299)
Deferred tax assets, net	(1,656)	9,531	1,760	13,245	4,893
Accounts payable and accrued expenses	17,500	35,544	32	19,307	(9,492)
Other assets and liabilities	(20,021)	3,552	7,697	(1,232)	11,989
Net cash provided by operating activities	102,152	194,782	141,870	422,927	399,988
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(111,574)	279,621	(677,229)	514,413	(648,435)
Purchase of Asia Tone, less cash acquired	(188,798)	-	-	(188,798)	-
Purchase of ancotel, less cash acquired	(84,236)	-	-	(84,236)	-
Purchase of ALOG, less cash acquired	-	-	-	-	(41,954)
Purchases of real estate	-	-	-	-	(23,993)
Purchases of other property, plant and equipment	(212,118)	(196,484)	(131,525)	(554,092)	(495,515)
Other investing activities	(133)	10,743	61	79,167	(94,922)
Net cash provided by (used in) investing activities	(596,859)	93,880	(808,693)	(233,546)	(1,304,819)
Cash flows from financing activities:
Purchases of treasury stock	-	-	-	(13,364)	-
Proceeds from employee equity awards	13,666	6,013	11,107	50,139	35,704
Proceeds from loans payable	249,633	-	12,718	258,542	90,635
Proceeds from senior notes	-	-	750,000	-	750,000
Repayment of capital lease and other financing obligations	(3,049)	(3,032)	(3,081)	(8,907)	(7,404)
Repayment of mortgage and loans payable	(238,480)	(10,170)	(11,171)	(315,779)	(21,273)
Repayment of convertible debt	-	(250,007)	-	(250,007)	-
Excess tax benefits from employee equity awards	53,174	-	-	53,174	-
Other financing activities	(1,247)	(7,520)	(15,426)	(8,767)	(15,551)
Net cash provided by (used in) financing activities	73,697	(264,716)	744,147	(234,969)	832,111
Effect of foreign currency exchange rates on cash and cash equivalents	6,601	(2,794)	(4,673)	6,452	402
Net increase (decrease) in cash and cash equivalents	(414,409)	21,152	72,651	(39,136)	(72,318)
Cash and cash equivalents at beginning of period	654,096	632,944	297,872	278,823	442,841
Cash and cash equivalents at end of period	$239,687	$654,096	$370,523	$239,687	$370,523

Supplemental cash flow information:
Cash paid for taxes	$12,813	$5,031	$347	$19,578	$7,172
Cash paid for interest	$65,616	$28,965	$39,821	$157,917	$100,283

Free cash flow (1)	$(383,133)	$9,041	$10,406	$(325,032)	$(256,396)

Adjusted free cash flow (2)	$(56,925)	$9,041	$10,406	$1,176	$(190,449)

Ongoing capital expenditures (3)	$37,593	$37,537	$26,556	$113,592	$83,451

Discretionary free cash flow (4)	$64,559	$157,245	$115,314	$309,335	$316,537

Adjusted discretionary free cash flow (5)	$117,733	$157,245	$115,314	$362,509	$316,537

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$102,152	$194,782	$141,870	$422,927	$399,988
Net cash provided by (used in) investing activities as presented above	(596,859)	93,880	(808,693)	(233,546)	(1,304,819)
Purchases, sales and maturities of investments, net	111,574	(279,621)	677,229	(514,413)	648,435
Free cash flow (negative free cash flow)	$(383,133)	$9,041	$10,406	$(325,032)	$(256,396)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions, as well as any excess tax benefits from employee equity awards, as presented below:

Free cash flow (as defined above)	$(383,133)	$9,041	$10,406	$(325,032)	$(256,396)
Less purchase of Asia Tone, less cash acquired	188,798	-	-	188,798	-
Less purchase of ancotel, less cash acquired	84,236	-	-	84,236	-
Less purchase of ALOG, less cash acquired	-	-	-	-	41,954
Less purchases of real estate	-	-	-	-	23,993
Less excess tax benefits from employee equity awards	53,174	-	-	53,174	-
Adjusted free cash flow (negative adjusted free cash flow)	$(56,925)	$9,041	$10,406	$1,176	$(190,449)

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex). We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$37,593	$37,537	$26,556	$113,592	$83,451
Expansion capital expenditures	174,525	158,947	104,969	440,500	412,064
Total capital expenditures	$212,118	$196,484	$131,525	$554,092	$495,515

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities as presented above	$102,152	$194,782	$141,870	$422,927	$399,988
Less ongoing capital expenditures	(37,593)	(37,537)	(26,556)	(113,592)	(83,451)
Discretionary free cash flow	$64,559	$157,245	$115,314	$309,335	$316,537

(5)	We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above) excluding any excess tax benefits from employee equity awards as presented below:

Discretionary free cash flow	$64,559	$157,245	$115,314	$309,335	$316,537
Excess tax benefits from employee equity awards	53,174	-	-	53,174	-
Adjusted discretionary free cash flow	$117,733	$157,245	$115,314	$362,509	$316,537

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FROM CONTINUING OPERATIONS- NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2012	2012	2011	2012	2011

Recurring revenues		$462,829	$433,786	$388,214	$1,317,505	$1,090,649
Non-recurring revenues		25,901	23,463	19,994	71,719	57,019
	Revenues (1)	488,730	457,249	408,208	1,389,224	1,147,668

Cash cost of revenues (2)		158,038	142,011	139,968	436,410	390,561
	Cash gross profit (3)	330,692	315,238	268,240	952,814	757,107

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	42,120	38,689	34,412	118,928	90,593
	Cash general and administrative expenses (6)	60,274	59,069	46,806	177,512	139,408
	Total cash operating expenses (7)	102,394	97,758	81,218	296,440	230,001

Adjusted EBITDA (8)		$228,298	$217,480	$187,022	$656,374	$527,106

Cash gross margins (9)		68%	69%	66%	69%	66%

Adjusted EBITDA margins (10)		47%	48%	46%	47%	46%

Adjusted EBITDA flow-through rate (11)		34%	49%	42%	57%	56%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$213,011	$209,756	$186,438	$626,685	$536,403
	Interconnection	54,943	53,048	47,208	159,730	137,440
	Managed infrastructure	12,424	12,564	15,932	38,924	25,328
	Rental	469	445	550	1,353	1,543
	Recurring revenues	280,847	275,813	250,128	826,692	700,714
	Non-recurring revenues	13,034	12,308	9,333	34,439	26,694
	Revenues	293,881	288,121	259,461	861,131	727,408

	EMEA Revenues:

	Colocation	91,512	87,820	77,709	263,283	220,554
	Interconnection	7,188	4,192	3,446	15,204	9,461
	Managed infrastructure	5,112	3,262	3,691	11,788	10,370
	Rental	314	336	262	994	557
	Recurring revenues	104,126	95,610	85,108	291,269	240,942
	Non-recurring revenues	7,832	7,087	7,216	24,722	22,032
	Revenues	111,958	102,697	92,324	315,991	262,974

	Asia-Pacific Revenues:

	Colocation	63,204	49,651	41,874	159,972	117,314
	Interconnection	8,550	7,794	6,378	23,664	17,537
	Managed infrastructure	6,102	4,918	4,726	15,908	14,142
	Recurring revenues	77,856	62,363	52,978	199,544	148,993
	Non-recurring revenues	5,035	4,068	3,445	12,558	8,293
	Revenues	82,891	66,431	56,423	212,102	157,286

	Worldwide Revenues:

	Colocation	367,727	347,227	306,021	1,049,940	874,271
	Interconnection	70,681	65,034	57,032	198,598	164,438
	Managed infrastructure	23,638	20,744	24,349	66,620	49,840
	Rental	783	781	812	2,347	2,100
	Recurring revenues	462,829	433,786	388,214	1,317,505	1,090,649
	Non-recurring revenues	25,901	23,463	19,994	71,719	57,019
	Revenues	$488,730	$457,249	$408,208	$1,389,224	$1,147,668

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$251,487	$225,289	$219,724	$693,874	$612,580
	Depreciation, amortization and accretion expense	(91,723)	(81,744)	(78,288)	(252,887)	(217,900)
	Stock-based compensation expense	(1,726)	(1,534)	(1,468)	(4,577)	(4,119)
	Cash cost of revenues	$158,038	$142,011	$139,968	$436,410	$390,561

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$85,384	$81,465	$81,911	$245,931	$224,411
	EMEA cash cost of revenues	42,615	37,392	36,930	115,360	107,638
	Asia-Pacific cash cost of revenues	30,039	23,154	21,127	75,119	58,512
	Cash cost of revenues	$158,038	$142,011	$139,968	$436,410	$390,561

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$53,211	$47,603	$42,884	$147,224	$113,211
	Depreciation and amortization expense	(6,296)	(4,239)	(4,319)	(14,791)	(11,989)
	Stock-based compensation expense	(4,795)	(4,675)	(4,153)	(13,505)	(10,629)
	Cash sales and marketing expenses	$42,120	$38,689	$34,412	$118,928	$90,593

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$83,621	$80,595	$65,873	$242,532	$193,986
	Depreciation and amortization expense	(7,431)	(7,291)	(5,586)	(21,196)	(16,564)
	Stock-based compensation expense	(15,916)	(14,235)	(13,481)	(43,824)	(38,014)
	Cash general and administrative expenses	$60,274	$59,069	$46,806	$177,512	$139,408

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$42,120	$38,689	$34,412	$118,928	$90,593
	Cash general and administrative expenses	60,274	59,069	46,806	177,512	139,408
	Cash SG&A	$102,394	$97,758	$81,218	$296,440	$230,001

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$67,136	$65,774	$54,643	$199,759	$152,601
	EMEA cash SG&A	22,818	20,100	17,427	62,017	51,908
	Asia-Pacific cash SG&A	12,440	11,884	9,148	34,664	25,492
	Cash SG&A	$102,394	$97,758	$81,218	$296,440	$230,001

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from continuing operations	$95,869	$102,096	$77,441	$298,711	$222,976
	Depreciation, amortization and accretion expense	105,450	93,274	88,193	288,874	246,453
	Stock-based compensation expense	22,437	20,444	19,102	61,906	52,762
	Restructuring charges	-	-	1,587	-	2,186
	Acquisition costs	4,542	1,666	699	6,883	2,729
	Adjusted EBITDA	$228,298	$217,480	$187,022	$656,374	$527,106

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$63,740	$66,672	$50,984	$191,978	$146,739
	Americas depreciation, amortization and accretion expense	60,322	58,659	54,588	175,630	157,625
	Americas stock-based compensation expense	17,299	15,552	15,071	47,924	41,247
	Americas restructuring charges	-	-	1,587	-	2,186
	Americas acquisition costs	-	(1)	677	(91)	2,599
	Americas adjusted EBITDA	141,361	140,882	122,907	415,441	350,396

	EMEA income from continuing operations	20,565	22,962	16,305	70,806	41,954
	EMEA depreciation, amortization and accretion expense	22,054	18,329	19,354	57,695	54,710
	EMEA stock-based compensation expense	2,900	2,673	2,308	7,737	6,750
	EMEA acquisition costs	1,006	1,241	-	2,376	14
	EMEA adjusted EBITDA	46,525	45,205	37,967	138,614	103,428

	Asia-Pacific income from continuing operations	11,564	12,462	10,152	35,927	34,283
	Asia-Pacific depreciation, amortization and accretion expense	23,074	16,286	14,251	55,549	34,118
	Asia-Pacific stock-based compensation expense	2,238	2,219	1,723	6,245	4,765
	Asia-Pacific acquisition costs	3,536	426	22	4,598	116
	Asia-Pacific adjusted EBITDA	40,412	31,393	26,148	102,319	73,282

	Adjusted EBITDA	$228,298	$217,480	$187,022	$656,374	$527,106

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	72%	68%	71%	69%

	EMEA cash gross margins	62%	64%	60%	63%	59%

	Asia-Pacific cash gross margins	64%	65%	63%	65%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	49%	47%	48%	48%

	EMEA adjusted EBITDA margins	42%	44%	41%	44%	39%

	Asia-Pacific adjusted EBITDA margins	49%	47%	46%	48%	47%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$228,298	$217,480	$187,022	$656,374	$527,106
	Less adjusted EBITDA - prior period	(217,480)	(210,596)	(177,581)	(558,044)	(415,998)
	Adjusted EBITDA growth	$10,818	$6,884	$9,441	$98,330	$111,108

	Revenues - current period	$488,730	$457,249	$408,208	$1,389,224	$1,147,668
	Less revenues - prior period	(457,249)	(443,245)	(385,511)	(1,215,835)	(947,565)
	Revenue growth	$31,481	$14,004	$22,697	$173,389	$200,103

	Adjusted EBITDA flow-through rate	34%	49%	42%	57%	56%

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - DISCONTINUED OPERATIONS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Recurring revenues	$8,618	$8,790	$9,137	$26,139	$27,139
Non-recurring revenues	208	225	256	657	723
Revenues	8,826	9,015	9,393	26,796	27,862

Cost of revenues	6,585	7,903	8,429	22,469	25,721
Gross profit	2,241	1,112	964	4,327	2,141

Operating expenses:
Sales and marketing	197	161	186	519	558
General and administrative	61	128	103	298	272
Acquisition costs	655	253	-	1,260	-
Total operating expenses	913	542	289	2,077	830

Income from discontinued operations before income taxes	1,328	570	675	2,250	1,311

Income tax expense	(649)	(220)	(211)	(1,022)	(492)

Net income from discontinued operations	$679	$350	$464	$1,228	$819

Adjusted EBITDA (2)	$4,301	$4,598	$4,606	$13,453	$13,126

Gross margins	25%	12%	10%	16%	8%

Cash gross margins (3)	51%	53%	51%	52%	49%

(1)

The condensed consolidated statements of operations and non-GAAP financial information includes the financial results of the 16 IBX data centers located throughout the United States that the Company entered into in agreement to sell during the three months ended September 30, 2012.

(2)

We define adjusted EBITDA as income from discontinued operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

Income from discontinued operations	$1,328	$570	$675	$2,250	$1,311
Depreciation, amortization and accretion expense	2,173	3,670	3,826	9,615	11,517
Stock-based compensation expense	145	105	105	328	298
Acquisition costs	655	253	-	1,260	-
Adjusted EBITDA	$4,301	$4,598	$4,606	$13,453	$13,126

(3)	We define cash gross margins as cash gross profit divided by revenues.

Revenues	$8,826	$9,015	$9,393	$26,796	$27,862

Cost of revenues	6,585	7,903	8,429	22,469	25,721
Depreciation, amortization and accretion expense	(2,110)	(3,576)	(3,732)	(9,364)	(11,235)
Stock-based compensation expense	(145)	(105)	(105)	(328)	(298)
Cash cost of revenues	4,330	4,222	4,592	12,777	14,188
Cash gross profit	$4,496	$4,793	$4,801	$14,019	$13,674

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, (650) 598-6583
krymill@equinix.com
or
Samir Patodia, (650) 598-6587
spatodia@equinix.com
or
Equinix Media Contacts:
Equinix, Inc.
Melissa Neumann, (650) 598-6098
mneumann@equinix.com
or
GolinHarris for Equinix, Inc.
Liam Rose, (415) 318-4380
lrose@golinharris.com